    As filed with the Securities and Exchange Commission on February 12, 2001
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          VENTURE CATALYST INCORPORATED
             (Exact name of registrant as specified in its charter)

                                      Utah
                         (State or other jurisdiction of
                         incorporation or organization)

                                   33-0618806
                      (I.R.S. Employer Identification No.)



        16868 Via Del Campo Court, Suite 200, San Diego, California 92127
               (Address of Principal Executive Offices) (Zip Code)


                          VENTURE CATALYST INCORPORATED
                  1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN,
                                   AS AMENDED
                            (Full title of the plan)


                                 Kevin McIntosh
          Senior Vice President, Chief Financial Officer and Treasurer
                          Venture Catalyst Incorporated
                      16868 Via Del Campo Court, Suite 200
                           San Diego, California 92127
                     (Name and address of agent for service)

                                 (858) 385-1000
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                              Glenn D. Smith, Esq.
                          Venture Catalyst Incorporated
                      16868 Via Del Campo Court, Suite 200
                               San Diego, CA 92127
                                 (858) 385-1000

                                      CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                   Proposed maximum    Proposed maximum
    Title of securities            Amount to be     Offering price        Aggregate            Amount of
      To be registered              Registered       per share(1)     Offering price(1)    Registration fee
-----------------------------   ----------------   ----------------   ------------------   ----------------
Common Stock, $.001 par value   200,000 shares(2)       $1.5625            $312,500             $79.00
===========================================================================================================

        (1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on February 8, 2001 (a date within 5 business days prior to the date of filing this Registration Statement).

        (2) As presently constituted, plus such indeterminate number of shares as may become subject to the Venture Catalyst Incorporated 1996 Nonemployee Directors Stock Option Plan, as Amended, as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

        The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the Venture Catalyst Incorporated 1996 Nonemployee Directors Stock Option Plan (the "1996 Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 100,000 to 300,000 which amendment is reflected in the revised Venture Catalyst Incorporated 1996 Nonemployee Directors Stock Option Plan, as Amended (the "Amended 1996 Plan"), which is included as Exhibit 4.1 hereto. The Amended 1996 Plan supercedes the 1996 Plan. Unless otherwise noted herein, the contents of Registrant's Form S-8 Registration Statement (File No. 333-19743) relating to the 1996 Plan are incorporated by reference into this Registration Statement.



                                     PART II

ITEM 8. EXHIBITS.

        4.1 Venture Catalyst Incorporated 1996 Nonemployee Directors Stock Option Plan, as Amended, previously filed as Appendix A to the Definitive Proxy Statement dated October 27, 2000, of Venture Catalyst Incorporated, a Utah corporation (formerly Inland Entertainment Corporation) (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on October 27, 2000, which is incorporated herein by reference.

        5       Opinion of Paul, Hastings, Janofsky & Walker LLP.

        23.1    Consent of Grant Thornton LLP.

        23.2    Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                Exhibit 5).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 12, 2001.

                                       VENTURE CATALYST INCORPORATED,
                                       a Utah corporation

                                       By:/s/ L. Donald Speer, II
                                           -------------------------------------
                                       L. Donald Speer, II
                                       Chairman of the Board, President and
                                       Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                                 Title                            Date
          ---------                                 -----                            ----

/s/ L. Donald Speer, II                Chairman of the Board,                   February 12, 2001
----------------------------------     President, Chief Executive
L. Donald Speer, II                    Officer, and a Director (Principal
                                       Executive Officer)

/s/ Kevin McIntosh                     Senior Vice President, Chief             February 12, 2001
----------------------------------     Financial Officer, Principal
Kevin McIntosh                         Accounting Officer and
                                       Treasurer

/s/ Andrew B. Laub                     Executive Vice President,                February 12, 2001
----------------------------------     Finance, and a Director
Andrew B. Laub

/s/ Stephen M. Dirks                   Vice President, Business                 February 12, 2001
----------------------------------     Development, and a Director
Stephen M. Dirks

/s/ Jana McKeag                        Vice President, Governmental             February 12, 2001
----------------------------------     Relations, and a Director
Jana McKeag

/s/ Glenn D. Smith                     Executive Vice President,                February 12, 2001
----------------------------------     General Counsel, and Secretary,
Glenn D. Smith                         and a Director

/s/ Peter J. Shaw                      Executive Vice President,                February 12, 2001
----------------------------------     Corporate Development, and a
Peter Shaw                             Director

/s/ Charles Theodore ("Ted")Owen       Director                                 February 12, 2001
----------------------------------
Charles Theodore ("Ted") Owen

/s/ Charles Reibel                     Director                                 February 12, 2001
----------------------------------
Charles Reibel

/s/ Cornelius E. ("Neil") Smyth        Director                                 February 12, 2001
----------------------------------
Cornelius E. ("Neil") Smyth

                                INDEX TO EXHIBITS

ITEM 8. EXHIBITS

        4.1     Venture Catalyst Incorporated 1996 Nonemployee Directors Stock
                Option Plan, as Amended, previously filed as Appendix A to the Definitive Proxy Statement dated October 27, 2000, of Venture
                Catalyst Incorporated, a Utah corporation (formerly Inland
                Entertainment Corporation) (the "Company"), filed with the U.S.
                Securities and Exchange Commission (the "Commission") on October
                27, 2000, which is incorporated herein by reference

        5       Opinion of Paul, Hastings, Janofsky & Walker LLP

        23.1    Consent of Grant Thornton LLP

        23.2    Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                Exhibit 5)